Exhibit 10.23

PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT

This is a PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT dated as of August 23, 2013 by and between AEROHIVE NETWORKS, INC., a Delaware corporation, as borrower, and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company, as lender.

The words “We”, “Us”, and “Our” refer to TRIPLEPOINT CAPITAL LLC. The words “You” and “Your” refer to AEROHIVE NETWORKS, INC., not to any individual. The words “the Parties” refers to both TRIPLEPOINT CAPITAL LLC and AEROHIVE NETWORKS, INC. This Plain English Growth Capital Loan and Security Agreement may be referred to as the “Agreement”.

The Parties agree to the following mutual agreements and conditions listed below:

GROWTH CAPITAL LOAN FACILITY INFORMATION

Facility Number Part 1: 0532-GC-03 Part 2: 0532-GC-04		Commitment Amount Part 1: $20,000,000 Part 2: $5,000,000 Upon Request and Additional Approval and execution of a warrant agreement in substantially the form as the Part 1 Warrant Agreement.

Minimum Advance Amount None	Availability Period Part 1: Closing Date through the date 15 months thereafter Part 2: Upon availability through the date 15 months after the Closing Date *Subject to extension per Section 1	Loan Term/Maturity Date Part 1: See Table of Terms “Advance Options”. Part 2: To be determined.

Interest Rate

Part 1: See Table of Terms “Advance Options”.

Part 2: To be determined.

(Prime Rate as published in the Wall Street Journal the day before any Advance is funded, however, in no event shall the Prime Rate be less than 3.25%)

Security Interest Senior security interest in all Collateral (subject only to Permitted Liens); negative pledge on Intellectual Property.	Facility Fees Part 1: $350,000 due on Closing Date. Part 2: $87,500 due upon availability.	End of Term Payment Part 1: See Table of Terms “Advance Options”. Part 2: To be determined.	Availability Extension Fee Part 1: On or before the date of the Initial Extension and the Second Extension, as applicable, an amount equal to 1% of the Part 1 Commitment Amount

Administrative Fee On or prior to the IPO Adjustment, an amount equal to 1% of all outstanding Secured Obligations.

Maturity Date Extension Fee

Prior to each extension of the Maturity Date of an Advance under paragraph B (“Extension of Interest Only Period or Amortization Option”) of Section 9, an amount equal to 1% of the outstanding principal amount of such Advance

ADVANCE OPTIONS

Option A

Loan Term/Maturity Date: 24 Months from the date of each respective Advance during the Availability Period (Months 1-24 interest only, with the remaining principal due at the end of the Loan Term).

Interest Rate: A fixed rate equal to the Prime Rate plus 6.5%, which rate for each respective Advance during the Availability Period is fixed as of the date of such Advance.

End of Term Payment: 4.5% of each Advance to the extent the aggregate of all Advances are equal to or less than $7,500,000; 6% of each Advance to the extent the aggregate of all Advances are greater than or equal to $7,500,000 and less than $15,000,000; 7.25% of each Advance to the extent the aggregate of all Advances are greater than or equal to $15,000,000.

Option B

Loan Term/Maturity Date: 48 Months from the date of each respective Advance during the Availability Period (Months 1-24 interest only).

Interest Rate: A fixed rate equal to the Prime Rate plus 7.5%, which rate for each respective Advance during the Availability Period is fixed as of the date of such Advance.

End of Term Payment: 6.75% of each Advance to the extent the aggregate of all Advances are equal to or less than $7,500,000; 8% of each Advance to the extent the aggregate of all Advances are greater than or equal to $7,500,000 and less than $15,000,000; 9.25% of each Advance to the extent the aggregate of all Advances are greater than or equal to $15,000,000.

Option C

Loan Term/Maturity Date: 36 Months from the date of each respective Advance during the Availability Period (Months 1-36 interest only, with the remaining principal due at the end of the Loan Term).

Interest Rate: A fixed rate equal to the Prime Rate plus 8.25%, which rate for each respective Advance during the Availability Period is fixed as of the date of such Advance.

End of Term Payment: 8.5% of each Advance to the extent the aggregate of all Advances are equal to or less than $7,500,000; 9% of each Advance to the extent the aggregate of all Advances are greater than or equal to $7,500,000 and less than $15,000,000; 10.25% of each Advance to the extent the aggregate of all Advances are greater than or equal to $15,000,000.

Option D

Loan Term/Maturity Date: 48 Months from the date of each respective Advance during the Availability Period (Months 1-48 interest only, with the remaining principal due at the end of the Loan Term).

Interest Rate: A fixed rate equal to the Prime Rate plus 8.75%, which rate for each respective Advance during the Availability Period is fixed as of the date of such Advance.

End of Term Payment: 10% of each Advance to the extent the aggregate of all Advances are equal to or less than $7,500,000; 11% of each Advance to the extent the aggregate of all Advances are greater than or equal to $7,500,000 and less than $15,000,000; 12% of each Advance to the extent the aggregate of all Advances are greater than or equal to $15,000,000.

OUR CONTACT INFORMATION

Name TriplePoint Capital LLC	Address For Notices 2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Contact Person Sajal Srivastava, COO

YOUR CONTACT INFORMATION

Customer Name Aerohive Networks, Inc.	Address For Notices 330 Gibraltar Drive Sunnyvale, CA 94089	Contact Person Gordon Brooks, CFO

Capitalized terms defined in the Table of Terms shall have the meanings given to those terms in such table, and other capitalized terms not otherwise defined in the body of this Agreement are defined in Section 21. Any accounting term not specifically defined herein shall be construed in accordance with GAAP, and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

1.	WHAT THE PARTIES AGREE TO FINANCE

Provided that the conditions in Sections 4 and 5 and elsewhere in this Agreement are met, We will lend to You the Parts of the Commitment Amount as reflected in the Table of Terms and You agree to use such proceeds to finance any of Your general corporate needs. We will lend to You advances (each an “Advance”) subject to minimum amounts (if any) as set forth in the Table of Terms and in the aggregate up to a maximum of the Commitment Amount as provided in the Table of Terms. Our obligation to fund Advances under each Part of the Commitment Amount under this Agreement will end on the last day of the Availability Period noted in the Table of Terms.

Availability Extension – Parts 1 and 2.

•	Initial Extension. On or before the expiration of the initial Availability Period, but no earlier than ninety (90) days prior to the expiration of the initial Availability Period, You may request in writing an extension of the Availability Period for a period of up to an additional nine (9) months (the “Initial Extension”) conditioned upon: (a) confirmation reasonably satisfactory to Us that You have completed the Availability Period Extension Milestone, (b) no Default or Event of Default has occurred and is continuing as of the date thereof and (c) receipt of the Availability Extension Fee. We may approve, in Our sole discretion, the Initial Extension in the absence of Your completion of the Availability Period Extension Milestone.

•	Second Extension. In the event You have been granted the Initial Extension set forth above, then on or before the expiration of the Initial Extension, but no earlier than ninety (90) days prior to the expiration of the Initial Extension, You may request in writing an additional extension of the Availability Period for a period of up to twelve (12) months (the “Second Extension”) conditioned upon: (a) confirmation reasonably satisfactory to Us that You have completed the Availability Period Extension Milestone, (b) no Default or Event of Default has occurred and is continuing as of the date thereof and (c) receipt of the Availability Extension Fee. We may approve, in Our sole discretion, the Second Extension in the absence of Your completion of the Availability Period Extension Milestone.

In no event shall the aggregate Availability Period exceed thirty-six (36) months from the Closing Date, unless otherwise agreed to in writing by the Parties.

2.	YOU WILL ENTER INTO MULTIPLE PROMISSORY NOTES

The Plain English Promissory Note in the form of Exhibit A (the “Promissory Note”) is the document the Parties will enter into each time We fund an Advance. The Promissory Note will contain the specific financial terms of the Advance (e.g. amount funded, interest rate, Maturity Date, Advance Date, payment due dates etc.) and all of the terms and conditions of this Agreement are incorporated in and made a part of each Promissory Note. There may be multiple Promissory Notes associated with this Agreement.

3.	YOUR LOAN FACILITY COMMITMENT AMOUNT MAY BE DIVIDED INTO PARTS

The Commitment Amount and/or its corresponding parts (if any) will be noted in the Table of Terms (“Parts”). For purposes of this Agreement, references to the Commitment Amount shall mean the Part or Parts which are available and in effect. Certain terms or conditions associated with the availability of such Part are listed in the Table of Terms. As to any Part that is available “Upon Request and Additional Approval”, You are required to make a request to utilize that additional Part in writing to Us (the “Commitment Increase Request Notice”), prior to Your submission of a corresponding Advance Request. After Our receipt of the Commitment Increase Request Notice, We will review the information available to Us and conduct any legal and business due diligence deemed necessary by Us in connection with Our attempt to obtain Our requisite credit approvals and such approval shall be in Our sole discretion. Our agreement to consider providing the additional Part is not, and is not to be construed as, a commitment, offer, or agreement to provide such additional Part.

4.	HOW WILL YOU REQUEST ADVANCES

In addition to the requirements of Section 5 set forth below, You agree to follow the procedures listed below to have Us extend an Advance to You:

•	You will submit to Us (by facsimile, mail or electronic mail) a completed Advance Request in the form attached as Exhibit B signed by Your authorized officer. The Advance Request shall be irrevocable.

•	Such Advance Request must be submitted and received by Us no later than 5:00 p.m. PT five (5) Business Days prior to the last day of the applicable Availability Period. Any Advance Request submitted after 5:00 p.m. PT shall be considered received the following Business Day.

•	Each Advance Request will state a requested funding date that is at least five (5) Business Days after the date such Advance Request is received by Us.

After We check and approve the information You provide in the Advance Request, We will prepare and provide to You a Promissory Note and an amortization schedule for Your signature. Upon receipt of the Promissory Note signed by Your authorized officer and confirmation by Us that all conditions to funding an Advance have been met, We will then advance the requested funds to You.

All the terms, conditions, and covenants of this Agreement shall apply to all Advances whether or not each Advance is evidenced by a Promissory Note. You agree that We may rely on, and shall be fully protected in relying upon, any notice or Advance Request given by any person We reasonably believe to be Your authorized representative without the necessity of Our conducting an independent investigation, including Your contact person listed in the Table of Terms.

5.	CONDITIONS FOR US TO MAKE LOANS TO YOU

Our obligation to fund any Advance that You request under this Agreement is subject to satisfaction of each of the conditions set forth in Sections 4 and 18 and each of the following conditions:

•	The representations and warranties in this Agreement shall be true, complete and correct in all material respects on and as of the date(s) We fund each Advance with the same effect as though they were made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall remain true, complete and correct in all material respects as of such date; provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof. Each Advance Request will constitute Your representation and warranty on the relevant Advance Date as to the matters provided in Sections 11 and 12 and as to the matters set forth in the Advance Request.

•	You shall be in compliance in all material respects with all the terms and provisions set forth in this Agreement, each Promissory Note and each other Loan Document, and at the time of and immediately after such Advance: (a) no Default or Event of Default shall have occurred and be continuing, and (b) no fact or conditions shall exist that would (or would with the passage of time, the giving of notice, or both) constitute a Default or an Event of Default under this Agreement or any other Loan Document.

•	You shall provide Us with all appropriate assignments, notices and control agreements that are necessary to perfect or maintain Our senior Lien (subject only to Permitted Liens) in all of the Collateral.

•	You shall have paid to Us the entire amount of the Facility Fee then due and payable as indicated in the Table of Terms relating to the Part under which such Advance is funded.

•	For Advances that We fund after the twelve (12) month anniversary of the Closing Date, no event or circumstance shall exist or have occurred that has had or could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as determined by Our Chief Executive Officer).

•	For each Advance Request that is made on or prior to the twelve (12) month anniversary of the Closing Date, We shall have received evidence reasonably satisfactory to Us that Your board of directors has approved such Advance Request.

•	We shall have received all of the agreements, documents, instruments and other items set forth in the Schedule of Documents attached hereto as Schedule 2, each in form and substance satisfactory to Us.

•	With respect to the Part 2 Commitment Amount, if made available, You shall have delivered to Us the warrant agreement to be entered into between the Parties after the Closing Date with respect to the Part 2 Commitment Amount, which warrant agreement shall be substantially in the same form as the Warrant Agreement executed on the Closing Date.

•	You shall submit to Us any other documents and other information that We may request.

6.	YOU MAY PREPAY YOUR PROMISSORY NOTES

You may at any time prepay any Promissory Note in full (but not in part) by paying: (a) the remaining outstanding principal amount and all accrued interest calculated as if the date of such prepayment occurred on the next scheduled monthly payment date per the respective Promissory Note, (b) the End of Term Payment, (c) all other Secured Obligations, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts as of the date of prepayment, (d) the Prepayment Fee (if applicable), and (e) any other fees and expenses due hereunder.

7.	THE MAXIMUM RATE OF INTEREST; DEFAULT RATE

Maximum Rate of Interest. It is not Our intent to receive interest at a rate greater than the maximum rate permissible by law, which We shall call the “maximum rate”. If a court determines You have actually paid Us interest based on a rate that exceeds the maximum rate, then We shall apply the excess as follows: first, to the payment of the outstanding principal amount of the Secured Obligations; second, after all principal is repaid, to the payment of Our accrued interest and any other principal, interest, fees, costs or other amounts owed by You to Us in respect of the Secured Obligations; and third, after all amounts owed by You to Us are repaid, the excess (if any) shall be refunded to You.

Default Interest. In the event that You do not pay any interest when due, delinquent interest shall bear interest on interest, compounded at the rate set forth in the Table of Terms. Upon and during an Event of Default, all principal, interest or other amounts owed by You to Us shall bear interest at a rate per annum equal to the rate set forth in the Table of Terms plus five percent (5%) per annum (the “Default Rate”).

8.	YOU GRANT US A SECURITY INTEREST

You grant to Us a senior, continuing security interest in and Lien upon all of Your right, title and interest in each of the following whether now owned or hereinafter acquired and wherever located:

•	All Receivables;

•	All Equipment;

•	All Fixtures;

•	All General Intangibles;

•	All Inventory;

•	All Investment Property;

•	All Deposit Accounts;

•	All Cash;

•	All commercial tort claims, if any, as listed on the Certificate of Perfection;

•	All Goods and personal property, whether tangible or intangible and whether now or hereinafter owned or existing, leased, consigned by or to or acquired and wherever located; and

•	To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, rents, profits, and products of each of the foregoing.

All the above listed items will be collectively called the “Collateral”.

Notwithstanding the above, Collateral excludes (a) more than 65% of the voting capital stock of any Foreign Subsidiary, (b) any property (including any accessions, additions, replacements or substitutions) subject to a Lien described in clauses (x) and (xi) of the definition of Permitted Lien if You are prohibited from granting a security interest in such property, provided that upon the termination or lapsing of any such prohibition, such property shall automatically be part of the Collateral and (c) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all Proceeds of Intellectual Property. If a judicial authority (including the U.S. Bankruptcy Court) were to hold that a Lien in the underlying Intellectual Property is necessary to have a Lien in such Accounts and such property that constitutes Proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Our security interest in such Accounts and such other property of Yours that constitutes Proceeds of the Intellectual Property.

9.	HOW AND WHAT WILL YOU PAY US

A.	Payment of Advances.

Payments. The first payment date for each Advance will be the first day of the month following the month in which the Advance was funded, unless that Advance is funded on the first Business Day of that month, in which case the first payment date shall be the Advance Date. Any amounts that You repay on the Advances may not be reborrowed.

•	Part 1 Commitment Amount – Option A. Each Promissory Note issued in conjunction with an Advance under this Option shall be due in twenty-four (24) monthly installments of interest only payable on the first day of each month through the last payment date (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day), with all outstanding principal and interest, if any, payable on the last day of the twenty-fourth (24th) month (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day).

•	Part 1 Commitment Amount – Option B. Each Promissory Note issued in conjunction with an Advance under this Option shall be due in forty-eight (48) monthly installments consisting of twenty-four (24) months of interest only followed by twenty-four (24) equal monthly installments of principal and interest, payable on the first day of each month through the last payment date (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day), with all outstanding principal and interest, if any, payable on the first day of the forty-eight (48th) month (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day).

•	Part 1 Commitment Amount – Option C. Each Promissory Note issued in conjunction with an Advance under this Option shall be due in thirty-six (36) monthly installments of interest only payable on the first day of each month through the last payment date (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day), with all outstanding principal and interest, if any, payable on the last day of the thirty-sixth (36th) month (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day).

•	Part 1 Commitment Amount – Option D. Each Promissory Note issued in conjunction with an Advance under this Option shall be due in forty-eight (48) monthly installments of interest only payable on the first day of each month through the last payment date (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day), with all outstanding principal and interest, if any, payable on the last day of the forty-eighth (48th) month (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day).

Interest. The principal balance of each Promissory Note shall accrue interest at the percentage per year as indicated in the Table of Terms, and shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable, and interest shall accrue in advance from the Advance Date.

Interim Payment. In the event an Advance is made on any day other than the first Business Day of the month, You shall make payment to Us on the Advance Date in an amount equal to the per diem interest for the time from the Advance Date through and including the last day of the month in which the Advance is funded.

B.	Payment Adjustments.

Interest Rate Adjustment. The Part 1 Commitment Amount Interest Rates will be adjusted as follows: (a) if You consummate Your Qualified Public Offering on or before December 31, 2014, then effective the first month following such Qualified Public Offering, the Interest Rate on all outstanding Advances shall be reduced by one-half percent (0.5%) for the remainder of the Loan Term for each such Advance, or (b) if You do not consummate Your Qualified Public Offering on or before December 31, 2014, then the Interest Rate on all outstanding Advances shall be increased by one-half percent (0.5%) on January 1, 2015 for the remainder of the Loan Term for each such Advance.

Extension of Interest Only Period or Amortization Option – Option A, C or D. You may request an adjustment to the amortization schedule for any Advance under Option A, C or D under the Part 1 Commitment Amounts conditioned upon: (a) Your written request to be received no earlier than 90 days and no later than 15 days prior to the initial Maturity Date for any Advance under the Part 1 Commitment Amount; (b) no Default or Event of Default shall have occurred and be continuing; and (c) receipt by Us of the Maturity Date Extension Fee, and (d) subject to Our approval in Our sole discretion, such outstanding Advance may be paid commencing on the initial Maturity Date as follows as selected by You:

•	The initial Maturity Date shall be extended twenty-four (24) months, and the principal balance outstanding under the Promissory Note shall bear interest at a rate per annum equal to the rate set forth in the Table of Terms plus two percent (2%) and shall be due in twenty-four (24) equal monthly installments of principal and interest, payable on the first day of each month through the last payment date (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day), with all outstanding principal and interest, if any, payable on the last of the twenty-fourth (24th) month following the initial Maturity Date (unless that dates falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day). You shall provide Us with such documents, instruments, agreements, certificates and fees as We may require in connection with such extension, including without limitation an amendment to this Agreement and a new or restated Promissory Note; or

•	The initial Maturity Date shall be extended twelve (12) months, and You shall continue making monthly installments of interest only payable on the first day of each month through the last payment date (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day), with all outstanding principal and interest, if any, payable on the last day of the twelfth (12th) month following the initial Maturity Date (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day). You shall provide Us with such documents, instruments, agreements, certificates and fees as We may require in connection with such extension, including without limitation an amendment to this Agreement and a new or restated Promissory Note.

IPO Adjustment. If as of any date during the Loan Term during which You are making payments consisting of principal and interest on Advances funded under Option B, (i) You are current on all payments that had been due and payable through such date, and (ii) no Default or Event of Default had occurred and was continuing as of such date, then You, at Your sole option and election, may provide Us with the following: (a) written notice of Your Qualified Public Offering (the “IPO Notice”); (b) evidence of the filing of an S-1 registration statement contemplating Your Qualified Public Offering, and the selection of at least one major underwriter; and (c) receipt by Us of the Administrative Fee.

As of the first day of the month following the satisfaction of each of the conditions set forth in the preceding paragraph, then the following shall occur:

(A) the monthly installments of principal and interest that would otherwise be due and payable under this Agreement shall be reduced to an amount that is one-half of the amount of the fixed monthly installment that would otherwise be due and payable under this Agreement for a period of six months (the “Deferred Period”);

(B) Upon completion of the Deferred Period, at Your option, the principal and interest with respect to the Loan that were deferred (i.e., the remaining one-half of the fixed monthly installment amounts) shall be repaid (I) in a lump sum due immediately upon expiration of the Deferred Period or (II) the deferred amounts shall be added to the outstanding Secured Obligations and amortized over the remaining Loan Term of such Advance.

(C) amended and restated Promissory Notes shall be issued by You in favor of Us to evidence these reduced payment amounts and, if applicable, the payment of the deferred amounts over the remaining term of such Advance.

You may only provide one IPO Notice during the Loan Term.

C.	Fees. You shall pay to Us the following fees and expenses:

•	Facility Fees. On or before the Closing Date, or upon availability of additional Commitment Amounts, as applicable, the respective Facility Fee as indicated in the Table of Terms.

•	Availability Extension Fee. On or before the date of the Initial Extension and the Second Extension, as the case may be, the respective Availability Extension Fee as indicated in the Table of Terms and Section 1.

•	Administrative Fee. In connection with and prior to the IPO Adjustment, if any, the Administrative Fee as indicated in the Table of Terms and Section 9.

•	Maturity Date Extension Fee. Prior to each extension of the Maturity Date of each Advance under paragraph B (“Extension of Interest Only Period or Amortization Option”) of this Section, the Maturity Date Extension Fee.

•	End of Term Payment. Upon the earlier of the expiration of the Loan Term or last payment date for any Promissory Note, the End of Term Payments as indicated in the Table of Terms.

•	Prepayment Fee. An additional prepayment premium (the “Prepayment Fee”) shall be payable as follows:

(a) If prepaid within 12 months following the date in which such Promissory Note was given: 1% of the outstanding balance owing under such Promissory Note; and

(b) If prepaid after 12 months, following the date in which such Promissory Note was given: no additional prepayment fee shall be due.

Miscellaneous. Payments are due electronically by automatic debit through Automated Clearing House (ACH) payment on or before the first day of each month. You agree to fill out and execute the electronic funds transfer/automatic debit authorization form that We provide. If We do not receive payment from You within two (2) Business Days after such payment is due, You will pay a late charge on the overdue amount. The late charge will be equal to five percent (5%) of the amount due for each month not paid when due and until such time as payment is received. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that We will receive the entire amount of any Secured Obligations payable under this Agreement, regardless of the source of payment. Any interest not paid when due shall be compounded by becoming a part of the Secured Obligations, and such interest shall then accrue interest at the rate then applicable under this Agreement and the applicable Promissory Note.

10.	INSURANCE

So long as there are any Secured Obligations outstanding, You shall carry and maintain commercial general liability insurance, against risks customarily insured against in Your line of business. All such insurance shall be in form, with companies, and in amounts consistent with the scope and quality of coverage set forth in Exhibit F, but shall, at a minimum, be reasonably acceptable to Us. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability. So long as there are any Secured Obligations outstanding, You shall carry and maintain insurance upon the Collateral, consistent with the scope and quality of such coverages set forth in Exhibit F.

You shall submit to Us certificates of insurance, which reflect Your compliance with Your insurance obligations in the above paragraph and the obligations contained in this Section. Your insurance certificates shall state that We are an additional insured for commercial general liability, a loss payee for all risk property damage insurance, and a loss payee for fidelity insurance. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance and fidelity insurance.

The certificates of insurance will state that the coverage evidenced is primary and non-contributory to any insurance or Our self-insurance, and will further state that a waiver of subrogation in favor of Us has been agreed to. You will use your commercially reasonable efforts to provide for a minimum of thirty (30) days advance written notice to Us of cancellation or any other change adverse to Our interests. Any failure by Us to scrutinize such insurance certificates for compliance is not a waiver of any of Our rights, all of which are reserved.

So long as no Default or Event of Default has occurred and is continuing, Proceeds payable with respect to Your insurance policies shall be payable to You to repair or replace the productive assets subject to the applicable claim, or used to purchase other property necessary to the operation of Your business, in each case, within 90 days after the date of receipt of such Proceeds. If a Default or Event of Default has occurred and is continuing, then, at Our option, such proceeds may be applied to by Us to the outstanding Secured Obligations.

11.	REPRESENTATIONS AND WARRANTIES FROM YOU

You represent and warrant that (a) with respect to each Advance made on or prior to the twelve (12) month anniversary of the Closing Date, each of the representations and warranties listed below other than the paragraphs entitled “Litigation,” “Other Defaults” and “ERISA Compliance” shall be true and correct in all material respects and (b) as of the Closing Date and with respect to each Advance made after the twelve (12) month anniversary of the Closing Date, each of the representations and warranties listed below shall be true and correct in all material respects:

•	Collateral Title. You own all right, title and interest in and to the Collateral, free of all Liens whatsoever, except for Permitted Liens.

•	Granting of Lien. You have the full power and authority to, and do grant and convey to Us, a Lien on the Collateral as security for the Secured Obligations, free of all Liens other than Permitted Liens and shall execute such notices, assignments, and control agreements, in connection herewith as We may reasonably request to perfect and obtain the priority of Our Lien on the Collateral. Except for Permitted Liens, the Collateral is not subject to any Liens. You are not presently a party to, nor bound by, any material lease, license, contract or agreement which prohibits You or any of Your Subsidiaries from granting a Lien on such lease, license, contract or other agreement (to the extent such prohibition is enforceable under applicable law).

•	Due Organization. You are a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware with the corporate organization number 4126334 and are duly qualified as a foreign corporation in all jurisdictions where the failure to be qualified could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

•	Authorization, Validity and Enforceability. Your execution, delivery and performance of the Promissory Notes, this Agreement, all financing statements and all other Loan Documents, (i) have been duly authorized by all necessary corporate action, and (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than the Liens created by this Agreement and the other related Loan Documents. The person or people executing this Agreement and other Loan Documents are duly authorized to do so, and the Loan Documents and each term and provision thereof are Your legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors and equitable principles (regardless of whether enforcement is sought in equity or at law).

•	Litigation. Except as disclosed in the Disclosure Letter, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to Your knowledge, threatened in writing against You or any of Your business, property or rights which (i) involve any Loan Document or Excluded Agreement or (ii) could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

•	Compliance with Applicable Laws. Except as disclosed in the Disclosure Letter, You are not in violation of any law, rule or regulation, including the Federal Fair Labor Standards Act, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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Conflict. Neither this Agreement nor any other Loan Document (a) violates any provision of Your certificate of incorporation, bylaws or any law, regulation, order, injunction, judgment, decree or writ to which You are subject or (b) conflicts with or results in the breach or termination of, constitutes a default under or accelerates or permits the acceleration of any performance required by, any material lease, agreement or other contract to which You are a party or by which You or any of Your property is bound.

•	Further Consent. The execution, delivery and performance of this Agreement and the other Loan Documents do not require the consent or approval of any other Person, including any regulatory authority, or governmental body of the United States or any State or any political subdivision of the United States or any state.

•	Material Adverse Effect. Since December 31, 2011 and through the Closing Date, no event has occurred and is continuing that has had or could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

•	Other Defaults. You are not in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness in an aggregate amount of greater than $250,000, or any other material agreement or instrument to which You are a party or by which You or any of Your properties or assets are or may be bound, in each case where such default could result in an event which, individually or together with any other event, could reasonably be expected to have a Material Adverse Effect.

•	Information Correct. No information, report, Advance Request, financial statement, exhibit or schedule furnished by or on behalf of You to Us in connection with the negotiation of any Loan Document contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements, in the light of circumstances under which they were, are or will be made, not misleading (it being recognized by Us that projections and estimates as to future events are not to be viewed as facts and that the actual results during the period or periods covered by any such projections and estimates may differ materially from projected or estimated results).

•	Filing of Taxes. You have filed all required federal and material state and local tax returns, except to the extent that the failure to pay such taxes, fees or charges could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and has not resulted in the creation of a Lien. Subject to Section 12, Paragraph “Taxes”, You have fully paid or You have reserved for in accordance with GAAP and are contesting in good faith all taxes or installments (including any interest or penalties), except to the extent that the failure to pay such taxes, fees or charges could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and has not resulted in the creation of a Lien. You have fully paid or reserved for and are contesting in good faith all tax assessments that You have received for the 3 years preceding the Closing Date.

•	ERISA Compliance. You have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Your failure to comply with ERISA that is reasonably likely to result in Your incurring any liability that could reasonably be expected to have a Material Adverse Effect.

•	Hazardous Waste. None of Your properties or assets has ever been used by You or, to Your knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to Your knowledge, none of Your properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by You; and You have not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by You resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment. You have at all times operated Your business in compliance in all material respects with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

•	Operation of Business. You own, possess, have access to, or can become licensed on reasonable terms under all Intellectual Property, trade names, franchises, permits and computer software reasonably necessary for the operation of Your business as now conducted, with no known infringement of, or conflict with, the rights of others that could reasonably be expected to result in a Material Adverse Effect. You have taken reasonable measures to avoid liability from infringement by third parties using Your facilities, in particular that You have complied with the requirements of the Digital Millennium Copyright Act for notice and takedown.

•	Your Information. Your present name, former names (if any) used in the past 5 years, locations, and other information are correctly and completely stated on the Certificate of Perfection (as updated from time to time by prior written notice to Us in accordance with Section 12).

•	Intellectual Property. The Certificate of Perfection with respect to Your Intellectual Property (as updated on a quarterly basis in accordance with Sections 12 and 18) contains a true, correct and complete list of each of Your Patents, Trademarks, Copyrights and Licenses, together with application or registration numbers, as applicable.

•	Accounts. The Certificate of Perfection (as updated from time to time by prior written notice to Us in accordance with Section 12 and approved in writing by Us) contains a true, correct and complete list of (a) all banks and other financial institutions at which You and Your Domestic Subsidiaries maintain Deposit Accounts and (b) institutions at which You and Your Domestic Subsidiaries maintain accounts holding Investment Property owned by You and Your Domestic Subsidiaries, and such Certificate of Perfection correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. None of the account debtors or other Persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute, rule, or law in respect of such Collateral.

12.	YOUR COVENANTS TO US

So long as the Secured Obligations (other than inchoate indemnity obligations) have not been fully and indefeasibly paid in cash in full or We have any obligation to make Advances, You covenant to the following:

•	Legal Existence and Qualification. You will maintain Your, and each of Your Subsidiaries’, legal existence and good standing in Your and their respective jurisdictions of formation or organization, except as otherwise permitted under Section 12 Paragraph “Mergers or Acquisitions” and maintain qualifications to do business in all jurisdictions in which the nature of Your business or location of Your properties require such qualifications and where the failure to be so qualified could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

•	Compliance with Laws. You will, and will cause each of Your Subsidiaries to, comply with all laws (including, without limitation, environmental laws) rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, You, Your Subsidiaries or Your business, and with all material agreements to which You or any of Your Subsidiaries are a party, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither You nor any of Your Subsidiaries shall become an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of Your important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any loan for such purpose. You and Your Subsidiaries shall not fail to meet the minimum funding requirements of ERISA, permit a reportable event or prohibited transaction, as defined in ERISA, to occur, or fail to comply with the Federal Fair Labor Standards Act.

•	Management Rights. You will permit any of Our authorized representatives and Our attorneys and accountants on reasonable notice, subject to reasonable and customary confidentiality safeguards, to inspect, examine and make copies and abstracts of Your books of account and records at reasonable times and during normal business hours. In addition, We and Our agents, attorneys and accountants will have the right to meet with Your management and officers to discuss such books of account and records. In addition, We will be entitled at reasonable times and intervals to consult with and advise Your management and officers concerning significant business issues. Such consultations shall not unreasonably interfere with Your business operations. The Parties intend that the rights granted here shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation with respect to any business issues will not be deemed to give Us, nor be deemed an exercise by Us or control over Your management or policies.

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Additional Documents and Assurances. You will from time to time execute, deliver and file, alone or with Us, any security agreements, or other documents to perfect or give senior priority to Our Lien on the Collateral (subject only to Permitted Liens). You will from time to time obtain any instruments or documents as We may request, and take all further action that We may reasonably request, to carry out the provisions and purposes of this Agreement or any other Loan Document or to confirm, perfect, preserve and protect the Liens granted to Us, subject to Permitted Liens. In addition, You authorize Us to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all of Your assets or words of similar effect, regardless of whether any particular asset comprising a portion of the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, and (ii) contain any other information required by the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether You are an organization, the type of organization and any organizational identification number issued to You, if applicable. You hereby appoint Us as Your lawful attorney-in-fact to sign Your name on any documents necessary to perfect or continue the perfection of any Lien regardless of whether an Event of Default has occurred until all Secured Obligations (other than inchoate indemnity obligations) have been satisfied in full and We are under no further obligation to make Advances. Our foregoing appointment as Your attorney in fact, and all of Our rights and powers, coupled with an interest, are irrevocable until all Secured Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Our obligation to provide Advances terminates.

•	Protection of Our Lien. You will take or cause to be taken all actions necessary to protect and defend Your title to the Collateral and Our Lien on the Collateral. You shall at all times keep the Collateral, and the assets and properties of each of Your Subsidiaries, free and clear from any legal process or Liens whatsoever (except for Permitted Liens) and shall give Us immediate written notice of any legal process affecting the Collateral or the assets and properties of Your Subsidiaries, or any Liens on the Collateral or the assets and properties of Your Subsidiaries (other than Permitted Liens).

•	Maintenance of Properties. You will maintain and protect Your properties, assets and facilities (and those of Your Subsidiaries), including Your equipment and fixtures, in good working order, repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements and shall completely manage and care for Your property in accordance with prudent industry practices.

•	Financial Statements. You will provide monthly, quarterly and yearly financial statements in accordance with Section 18 of this Agreement.

•	Audits and Inspections. Upon Our request, but no more than twice a year unless an Event of Default exists, You will, during normal business hours, on five (5) Business Days’ notice (unless a Default or an Event of Default has occurred and is continuing or other exigent circumstances exist, in which case, at all times and without notice) make the Inventory, Equipment, other Collateral, and books and records concerning the Collateral (including software used in Your business) available to Us for inspection at the place where it is located and shall make Your log and maintenance records pertaining to the Inventory and Equipment available to Us for inspection. You will take all action necessary to correctly and completely maintain such books, records, logs, and maintenance records.

•	Taxes. You will pay when due all federal income taxes, all state taxes imposed by Your state of organization and the state of Your principal place of business and all material taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) imposed or assessed against You, Us or the Collateral in connection with Your ownership, possession, use, operation or disposition thereof or upon Your rents, receipts or earnings arising therefrom (excluding taxes imposed on Us based on Our net income or franchise taxes), except to the extent that the failure to pay such taxes, fees or charges could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and has not resulted in the creation of a Lien. You shall file on or before the due date all federal, state and local tax returns including personal property tax returns in respect to the Collateral, except to the extent that the failure to pay such taxes, fees or charges could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and has not resulted in the creation of a Lien. Notwithstanding the foregoing, You may contest, in good faith and by appropriate proceedings, taxes, fees and other charges for which You maintain adequate reserves in accordance with GAAP.

•	Intellectual Property. You will: (a) protect, defend and maintain the validity and enforceability of Your Intellectual Property in accordance with Your reasonable business judgment; (b) promptly advise Us in writing of any actions or proceedings pending or threatened in writing against You of material infringements of Your Intellectual Property; (c) not allow any Intellectual Property material to Your business to be abandoned, forfeited or dedicated to the public without Our written consent; and (d) give Us written notice of any applications or registrations of Your Intellectual Property, including the date of such filings and the applicable application or registration numbers, at the time of delivery of your quarterly Certificate of Compliance in the form attached as Exhibit D.

•	Subsidiaries. If at any time, You create or acquire any Subsidiary, You and such subsidiary will promptly notify Us of the creation or acquisition of such new Subsidiary and take all such action as We may reasonably require to cause each Domestic Subsidiary to guaranty the Secured Obligations and grant a continuing pledge and security interest in and to the assets of such Domestic Subsidiary, and You shall grant and pledge to Us a senior, perfected security interest (subject only to Permitted Liens) in the stock, units or other evidence of ownership of such Subsidiary, not to exceed 65% of such equity interests if such Subsidiary is a Foreign Subsidiary.

•	Dispositions, Liens and Encumbrances. You will not, and You will not permit any of Your Subsidiaries to, transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer (collectively, “Transfer”) any interest in, encumber or otherwise dispose of, any portion of Your properties or assets (or those of any Subsidiary), including the Intellectual Property, either voluntarily or involuntarily, without Our prior written consent, other than: (a) Permitted Liens, (b) sales of Inventory in the ordinary course of business, (c) non-exclusive licenses or non-perpetual exclusive licenses of Your Intellectual Property with respect to geographic area, fields of use and customized products for specific customers that would not result in a transfer of title of the licensed property under applicable law, all given in the ordinary course of Your business, (d) sales of worn-out, un-needed or obsolete Equipment, (e) Transfers of Your Intellectual Property from You to Aerohive Networks Ltd. solely for Your business operations outside of the United States and tax planning purposes; provided, that, prior to Your Qualified Public Offering, You shall not have an aggregate outstanding principal balance of more than $10,000,000 owed to Us under this Agreement at the time of such transfer and (f) other Transfers of property in an aggregate amount not to exceed $250,000 in any fiscal year. In addition, You will not, and You will not permit any of Your Subsidiaries to, enter into any agreement with any Person (other than Us) that restricts Your ability, or the ability of any of Your Subsidiaries, to transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of Your properties or assets or those of any of Your Subsidiaries, including Your Intellectual Property, except for (i) restrictions with respect to specific property subject to a Permitted Lien, (ii) customary non-assignment provisions in contracts, (iii) customary contractual restrictions provided that they do not restrict or prohibit Us from being granted a security interest in Collateral and (iv) restrictions under the Working Capital Loan Facility. Without limiting the generality of the foregoing, You will not sell, transfer, encumber or otherwise dispose of any ownership interest that You may have in any Subsidiary, except as otherwise permitted hereunder.

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Mergers or Acquisitions. You will not, and You will not permit any of Your Subsidiaries to, liquidate, dissolve or consummate any Merger Event, and You will not acquire all or substantially all of the capital stock or property of another Person, except that (i) a Subsidiary (a) may merge into You or another Subsidiary or (b) liquidate or dissolve, provided that its assets are transferred to You or (ii) You or any of Your Subsidiaries may consummate a Permitted Acquisition so long as: (a) You provide Us with (I) ten (10) days’ prior written notice of such Permitted Acquisition, including a reasonably detailed description thereof and on or prior to the date of such proposed Permitted Acquisition, and (II) copies of the acquisition agreement and related documents (including financial information and analysis, financial projections, environmental assessments and reports, opinions, certificates and lien searches) and other information reasonably requested by Us; (b) such Permitted Acquisition does not result in a right by any Person, whether or not exercised, to accelerate the maturity of any of Your Indebtedness; (c) any assets acquired by You (or any Domestic Subsidiary of You) in such Permitted Acquisition which are located in the United States shall be provided to Us as Collateral consistent with the terms of this Agreement, and shall be free and clear of all Liens (other than Permitted Liens); (d) any Indebtedness assumed in such Permitted Acquisition shall be unsecured or subordinated to Us as evidenced by a subordination agreement between Us and the other lender on terms acceptable to Us, in Our sole discretion; (e) any Domestic Subsidiary that shall be created as result of, or in connection with, such Permitted Acquisition shall enter into a guaranty of the Secured Obligations and grant a continuing Lien on the assets of such Domestic Subsidiary, and You shall enter into a stock pledge agreement pursuant to which You shall grant to Us a senior, perfected Lien on the equity interests of such Domestic Subsidiary; (f) the business or businesses acquired as a result of such Permitted Acquisition shall be in the same or similar line of business as or reasonably related to the business currently conducted by You and shall not subject Us to regulatory or third party approvals in connection with the exercise of Our rights and remedies under this Agreement or any of the other Loan Documents; (g) each of the representations and warranties made by You pursuant to this Agreement and each of the other Loan Documents shall be true and correct in all material respects on and as of the date of the consummation of such Permitted Acquisition (except any such representations and warranties stated to be given as of a specific date other than the date of such Permitted Acquisition); and (h) all documentation evidencing such Permitted Acquisition shall be in form and substance reasonably satisfactory to Us (and shall not, in Our sole discretion, be materially adverse to Our interests under the Loan Documents or increase the risk of non-payment or late payment of the Secured Obligations).

•	Compromise of Accounts. Without Our prior written consent, You will not (a) grant any material extension of the time for payment of any of the Receivables, or General Intangibles, except in the ordinary course of business and consistent with customary industry practice, (b) to any material extent, compromise, compound or settle the same for less than the full amount, except in the ordinary course of business and consistent with customary industry practice, (c) release, wholly or partly, any Person liable for the payment of Receivables, except for releases that are consistent with customary industry practice, or (d) allow any credit or discount whatsoever other than trade discounts granted to You in the ordinary course of Your business and consistent with customary industry practice.

•	Other Indebtedness. You will not, and You will not permit any of Your Subsidiaries to, incur any Indebtedness without the prior written consent of Us other than Indebtedness evidenced by this Agreement and the Permitted Indebtedness.

•	Investments. You will not, and You will not permit any of Your Subsidiaries to, directly or indirectly make any Investment other than Permitted Investments.

•	Dividends and Distributions. You will not, without Our prior written consent, declare or pay any cash dividend or make a distribution on, or repurchase or redeem, any class of stock, other than (a) pursuant to repurchase plans or agreements upon an employee’s, consultant’s or director’s death or termination of service or employment, (b) dividends payable solely in shares of Your common stock and (c) conversion of any of Your convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof and the purchase of fractional shares in connection therewith.

•	Collateral Locations; Name Changes. You will not relocate, or permit any Domestic Subsidiary to relocate, Your (or such Domestic Subsidiary’s) chief executive office or principal place of business or any item of the Collateral located in the United States (or assets of any such Subsidiary) unless: (i) You have given Us no less than ten (10) Business Days’ prior written notice; (ii) such relocation shall be within the continental United States; and (iii) such relocation does not adversely affect the perfection or priority of Our security interest in any of the Collateral. In addition, You will use commercially reasonable efforts to obtain and maintain such acknowledgments, consents, waivers and agreements from: (i) the owner, Lien holder, mortgagee and landlord with respect to any real property on which Collateral is located in the United States where the value of Collateral at such property location is in excess of Five Hundred Thousand Dollars ($500,000); and (ii) from any Person in possession of Collateral located in the United States, as We may require, all in form and substance reasonably satisfactory to Us. Without limiting the foregoing, where the Collateral is covered by a negotiable Document (such as a warehouse receipt), You shall deliver to Us possession of such Document. You will not change Your name or change Your type of organization or legal structure without providing Us at least ten (10) Business Days’ advance written notice.

•	Line of Business. You will not engage in, or permit any of Your Subsidiaries to engage in, any business other than the businesses currently engaged in by You and Your Subsidiaries or reasonably related thereto.

•	Change of Jurisdiction. You will not change Your state of organization unless You have obtained Our prior written consent, which consent shall not be unreasonably withheld. You must give Us no less than thirty (30) days prior written notice.

•	Deposit and Investment Accounts. You will not maintain, or permit any of Your Domestic Subsidiaries to maintain, any Deposit Accounts or accounts holding Investment Property owned by You (or such Domestic Subsidiaries) except (i) accounts identified in the Certificate of Perfection with respect to which We have a perfected security interest, and (ii) other accounts with respect to which We have a perfected security interest. You will give Us prior written notice of the creation of any Deposit Accounts or accounts holding Investment Property.

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Transactions with Affiliates. You will not directly or indirectly enter into or permit to exist any material transaction with any of Your Affiliates except for (i) transactions that are in the ordinary course of Your business, upon fair and reasonable terms that are no less favorable to You than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) equity financings with Your investors existing as of the Closing Date that are otherwise permitted under this Agreement, (iii) unsecured bridge financings with Your investors existing as of the Closing Date that are otherwise permitted under this Agreement and that constitute Subordinated Indebtedness and are evidenced by a subordination agreement on terms acceptable to Us in Our sole discretion and (iv) transactions that constitute Permitted Investments.

•	Subordinated Indebtedness. You will not prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Subordinated Indebtedness (other than the Advances and the conversion of any Subordinated Indebtedness into equity securities and the payment of cash in lieu of the issuance for fractional shares upon any such conversion), and You shall not make or permit any payment on any Subordinated Indebtedness, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Indebtedness is subject, or amend any provision in any document relating to the Subordinated Indebtedness which would increase the amount thereof or adversely affect the subordination thereof, as the case may be, to Secured Obligations owed to Us.

•	Working Capital Indebtedness. You will not change or amend the terms of the Working Capital Loan Facility (or any Working Capital Loan Document) if the effect of such amendment is to: (i) contravene the provisions of the Working Capital Intercreditor Agreement; (ii) modify or add any covenant or event of default under the Working Capital Loan Documents that directly places any additional restriction (not in effect on the Closing Date) on You making payments under the Loan Documents that are otherwise required or permitted to be made under the Loan Documents as in effect on the Closing Date or as they may be amended without violation of the Working Capital Intercreditor Agreement; (iii) add to the collateral securing the Working Capital Loan Facility other than as specifically provided by the Working Capital Intercreditor Agreement; or (iv) increase the interest rate by more than two percent (2%) per annum compared to the interest rate under the Working Capital Loan Agreement as in effect on the Closing Date, excluding increases resulting from the accrual of interest at the default rate of not more than five percent (5%) per annum.

13.	YOU AGREE TO INDEMNIFY AND PROTECT US

You agree to indemnify and hold Us, Our officers, directors, employees, agents, attorneys, representatives and shareholders (each, an “Indemnitee”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted by a third party against or incurred by Us or any such Indemnitee as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated or any actions or failures to act in connection with, or arising out of the disposition or utilization of the Collateral, excluding in all cases, claims, costs, expenses, damages and liabilities to the extent resulting from Our gross negligence or willful misconduct.

14.	WHAT IS AN EVENT OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement:

•	Payment. You do not pay (i) any principal or interest under this Agreement or any Promissory Note on the due date or (ii) any fees, costs or other Secured Obligations due under any of the Loan Documents within three (3) Business Days of being due and payable; or

•	Covenant. You fail to perform any covenant or Secured Obligations under this Agreement, the Promissory Notes or any of the other related Loan Documents, and You fail to cure such breach (to the extent that such breach is capable of being cured) within twenty (20) days after the earlier of (i) We give You written notice or (ii) Your actual knowledge of such default; or

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Misrepresentations. You or any Person acting for You makes any representation, warranty, or other statement now or later in this Agreement or any other Loan Document or in any writing delivered to Us or to induce Us to enter this Agreement or any other Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall remain true, complete and correct in all material respects as of such date, provided, however, that such materiality qualifier shall not be applicable to any representation, warranty or statement that already is qualified or modified by materiality in the text thereof; or

•	Bankruptcy; Attachment; Other.

•	You (i) assign Your assets for the benefit of Your creditors, (ii) become unable to pay Your debts generally as they become due, or You become unable to pay or perform Your obligations under the Loan Documents or Excluded Agreements as they become due, (iii) file a voluntary petition in bankruptcy, (iv) file any petition, answer, or document seeking for Yourself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, (v) seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Yours or of all or any substantial part of Your assets or property, (vi) cease operation of Your business as Your business has normally been conducted, or terminate substantially all of Your employees, or (vii) You or Your directors or majority shareholders shall take any action initiating any of the foregoing actions described in this paragraph; or

•	Either (i) forty-five (45) days shall have expired after the commencement of an involuntary action against You seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation , without such action being dismissed or all orders or proceedings thereunder affecting Your operations or the business being stayed; or (ii) a stay of any such order or proceeding shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) You shall file any answer admitting or not contesting the material allegations of a petition filed against You in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

•	Forty-five (45) days shall have expired after the appointment, without Your consent or acquiescence, of any trustee, receiver or liquidator of Yours or of all or any substantial part of Your properties without such appointment being vacated; or

•	Agreements with Us. The occurrence of any default under any other Loan Document, any Excluded Agreement, or any other agreement between You and/or any of Your Subsidiaries and Us (other than any default embodied in or covered by any clause of this Section 14) and such default continues for more than twenty (20) days after the earlier of (i) We have given notice of such default to You, or (ii) You have actual knowledge of such default; or

•	Other Agreements. The occurrence of any default (other than any default embodied in or covered by any other clause of this Section 14) that has not been cured or waived within any applicable grace period under (i) the Working Capital Loan Facility (other than an event of default resulting from a material adverse change event of default under the Working Capital Loan Facility unless the Working Capital Lender has accelerated the obligations, or taken any action to exercise its rights and remedies under, the Working Capital Loan Facility) or (ii) any other lease, loan, or other agreement or obligation of Yours involving any Indebtedness which aggregates more than $250,000 and which gives the holder of such Indebtedness the right to accelerate such Indebtedness; or

•	Judgments. The entry of (a) any judgment or arbitration award against You which is in excess of $250,000 and is not covered by insurance by a solvent insurance carrier that has confirmed coverage in writing (subject to a customary reservation of rights), which judgment or arbitration award has not been satisfied, discharged, bonded or stayed on appeal within thirty (30) days or (b) any judgment or arbitration award against You in which You are enjoined, restrained or in any way prevented from conducting all or any material part of Your business or affairs (which injunction or restraint has not been stayed on appeal within thirty (30) days); or

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Change of Control. Except as otherwise permitted under this Agreement, the occurrence of any event or transaction, including the sale or exchange of all of the outstanding shares of Your capital stock or all of the capital stock or ownership interests of any of Your Subsidiaries, or series of related events or transactions, resulting in (a) the holders of such outstanding capital stock or ownership interests immediately before consummation of such event or transaction, or series of related events or transactions, do not, immediately after consummation of such event or transaction or series of related events or transactions, retain, directly or indirectly, capital stock or ownership interests representing at least 50% of the voting power of the surviving Person of such event or transaction or series of related events or transactions, in each case without regard to whether You or any of Your

Subsidiaries are the surviving Person, (b) any Person or “group” (other than a Person that is a stockholder on the Closing Date) shall obtain “beneficial ownership” (as such terms are defined under Section 13d-3 of and Regulation 13D under the Securities Exchange Act of 1934), either directly or indirectly, of more than 40% of Your outstanding capital stock or the capital stock or ownership interests of any of Your Subsidiaries, in each case, having the right to vote for the election of directors under ordinary circumstances, or (c) You cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock or ownership interests of Your Subsidiaries (other than director’s qualifying shares or other similar shares held by individuals that are mandated by the law of the jurisdiction of formation of such Subsidiaries and joint ventures entered into by You in the ordinary course of business); or

•	Investor Support. Prior to Your Qualified Public Offering, both representatives of Lightspeed Venture Partners and New Enterprise Associates (or their controlled Affiliates) are no longer a member of Your board of directors; or

•	Officers. The individuals holding the offices of Your Chief Executive Officer, President, or Chief Financial Officer as of the Closing Date shall for any reason cease to hold such offices or be actively engaged in Your day-to-day management, unless a successor appointed by Your board of directors is appointed within ninety (90) days of such cessation; or

•	Guaranty Documents. (a) Any guaranty of any Secured Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Secured Obligations or any Event of Default occurs under any security agreement or other agreement between Us and any Guarantor; (c) any event or circumstance described in paragraphs 3 through 8 of this Section 14 occurs with respect to any Guarantor, or (d) the death, liquidation, administration, winding up, or termination of existence of any Guarantor (as applicable).

15.	WHAT HAPPENS UPON AN EVENT OF DEFAULT

If an Event of Default has occurred and is continuing, We can at Our option, and without notice to You:

•	Terminate our commitment to make any future Advances under this Agreement;

•	Terminate Our obligation to permit the principal, interest, fees, costs or other amounts owed by You to Us to remain outstanding;

•	Recover all sums due and accelerate and demand payment of all or any part of the principal, interest, fees, costs or other amounts owed by You to Us and declare them to be immediately due and payable (provided, that upon the occurrence of a default of the type described in the fourth paragraph of Section 14 (i.e. “Bankruptcy; Attachment; Other”), the Promissory Notes and all of the principal, accrued interest, fees, costs or other amounts owed by You to Us shall automatically be accelerated and made immediately due and payable, in each case without any further notice or act). Upon the occurrence and during the continuance of an Event of Default, the unpaid principal and accrued interest on the Promissory Notes and advances and all outstanding principal, interest, fees, costs or other amounts owed by You to Us, including all professional fees and expenses, shall thereafter bear interest at the Default Rate;

•	Settle or adjust disputes and claims directly with Your account debtors for amounts, upon terms and in whatever order that We reasonably consider to be advisable;

•	Enter Your premises, without notice and process of law and in compliance with Your security requirements, to remove and repossess the Collateral without being liable to You for damages due to the repossession, except those resulting from Our or Our assignees’ negligence and charge You for the cost of repossession, storing and shipping the Collateral. With respect to any premises that You own, You hereby grant to Us a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Our rights or remedies provided herein, at law, in equity, or otherwise; and

•	Pursue any other remedy permitted by law, equity or otherwise.

We may exercise all rights and remedies with respect to the Collateral under this Agreement or the other Loan Documents or otherwise available to Us under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. You hereby grant to Us a license and right, to use, without charge, Your labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral. In connection with Our exercise of Our rights under this Agreement and the other Loan Documents, each of Your rights under all licenses and all franchise agreements shall inure to Our benefit to the extent permitted by law. All Our rights and remedies shall be cumulative and not exclusive.

In addition to the power of attorney granted in Section 12, effective only upon the occurrence and during the continuance of an Event of Default, You hereby irrevocably appoint Us (and any of Our designated officers, agents, attorneys or employees) as Your true and lawful attorney to: (a) send requests for verification of Receivables or notify account debtors of Our security interest in the Receivables; (b) endorse Your name on any checks or other forms of payment or security that may come into Our possession; (c) sign Your name on any invoice or bill of lading relating to any Receivable, drafts against account debtors, schedules and assignments of Receivables, verifications of Receivables, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Your policies of insurance; (f) settle and adjust disputes and claims respecting the Accounts directly with account debtors, for amounts and upon terms which We determine to be reasonable. Our appointment as Your attorney in fact, and each and every one of Our rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Our obligation to provide Advances hereunder is terminated.

16.	WHAT HAPPENS IF YOU ARE IN DEFAULT AND WE EXERCISE OUR REMEDIES

If an Event of Default has occurred and is continuing, We may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as We may elect. Any such sale may be made either at public or private sale at Your place of business or elsewhere. You agree that any such public or private sale may occur upon Our ten (10) calendar days’ prior written notice to You. Upon Our request, You will assemble the Collateral and make it available to Us at a place We designate that is reasonably convenient to Us. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied in the following order of priorities:

First, to Us in an amount sufficient to pay in full Our costs and professionals’ and advisors’ fees and expenses;

Second, to Us in an amount equal to the then unpaid amount of all the principal, interest, fees, costs or other amounts owed by You to Us, in such order and priority as We may choose in Our sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the principal, interest, fees, costs or other amounts owed by You to Us, to any creditor holding a junior Lien on the Collateral, or to You or Your representatives or as a court of competent jurisdiction may direct.

17.	RESERVED.

[This Section Reserved.]

18.	DOCUMENTS YOU WILL PROVIDE US

Upon signing this Agreement You will provide Us with each of the following documents on or before the Closing Date:

•	Executed originals of this Agreement, the Warrant Agreement and all other documents and instruments that We may reasonably require;

•	Executed Working Capital Intercreditor Agreement;

•	Secretary’s certificate of incumbency and authority;

•	Certified copy of resolutions of Your board of directors approving this Agreement, the associated Warrant Agreement(s) and the other Loan Documents and the transactions evidenced by this Agreement, the associated Warrant Agreement(s) and the other Loan Documents;

•	Certified copy of Your certificate of incorporation and bylaws, each as amended through the Closing Date;

•	A certificate of good standing (both corporate existence and tax) from Delaware and California;

•	Payment of the Part 1 Facility Fee for the Commitment Amount as denoted in the Table of Terms;

•	Your budget and business plan for the current fiscal year;

•	Executed Certificate of Perfection, in the form attached as Exhibit C, as updated, amended or supplemented from time to time (the “Certificate of Perfection”);

•	Certificates of insurance, endorsements and other documents evidencing Your compliance with Section 10 in form and substance acceptable to Us.

•	A favorable written opinion of Your legal counsel, addressed to Us and dated on the Closing Date, covering such matters relating to You and the Loan Documents as We shall reasonably request; and

•	Any such other documents as We may reasonably request.

So long as there are any unpaid principal, interest, fees, costs or other amounts owed by You to Us, or We have any obligation to make any additional Advances, You shall provide Us with:

Financial Statements; Reports. The statements required per below and the Certificate of Compliance should be emailed to Us at financial@triplepointcapital.com, or upon Our prior approval, sent by facsimile or mail to Us at the address listed in the Table of Terms.

•	Monthly Financial Statements. Prior to Your Qualified Public Offering, within thirty (30) days after the end of each fiscal month, You will provide Us with consolidated and consolidating (a) unaudited balance sheets as of the close of the end of such fiscal month and related statements of income and cash flows for that portion of the fiscal year ending as of the close of such fiscal month, (b) unaudited statements of income and cash flows for such fiscal month, setting forth in comparative form the figures for the corresponding period in the prior fiscal year and the figures contained in the projections for such fiscal year, all prepared in accordance with GAAP accompanied by a report detailing any material contingencies (subject to normal year-end adjustments and the absence of footnotes).

•	Quarterly Financial Statements. Within forty-five (45) days after the end of each fiscal quarter, You will provide Us with consolidated and consolidating (a) unaudited balance sheets as of the close of the end of such fiscal quarter and related statements of income and cash flows for that portion of the fiscal year ending as of the close of such fiscal quarter, (b) unaudited statements of income and cash flows for such fiscal quarter, setting forth in comparative form the figures for the corresponding period in the prior fiscal year and the figures contained in the projections for such fiscal year, all prepared in accordance with GAAP accompanied by a report detailing any material contingencies and management’s discussion and analysis of such reports (subject to normal year-end adjustments and the absence of footnotes).

•	Annual Audited Financial Statements. Within one hundred eighty (180) days after the end of each fiscal year (except for the fiscal year ending December 31, 2012 which shall be provided on or before September 30, 2013), You will provide Us with consolidated audited financial statements of You and Your Subsidiaries accompanied by an audit report and an unqualified opinion of Your independent certified public accountants (other than any qualifications with respect to “going concern”).

•	Board Packages. Prior to Your Qualified Public Offering, within thirty (30) days following any meeting of Your board of directors, You will provide Us with copies of all board packages delivered to Your board of directors in connection with board meetings or otherwise, excluding or redacting any information that is subject to attorney-client privilege and trade secrets, as necessary and/or any materials pertaining to Your financing arrangements with Us (other than any board approvals relating to such financing arrangements).

•	Budget. Prior to Your Qualified Public Offering, within ten (10) days after approval of a budget by Your board of directors and, in any event, within 90 days of the beginning of each fiscal year, You will provide Us with a budget and business plan for such fiscal year.

•	Additional Reporting. Upon Our request, You will provide Us any additional information (including, but not limited to, tax returns, income statements, balance sheets and names of principal creditors) as We reasonably believe are necessary to evaluate Your continuing ability to meet financial obligations. Simultaneous with the delivery of financial, borrowing base, collateral, operating and other reports to Working Capital Lender, you shall deliver copies of such reports to Us.

•	SEC Filing. Documents required to be delivered to Us pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which You provide notice to Us that (a) the SEC has made such documents publicly available or (b) You have posted such documents, or provided a link thereto, on Your website on the Internet at Your website address.

Certificate of Compliance. Within ten (10) Business Days after the end of each calendar quarter, You will provide Us with a Certificate of Compliance in the form attached as Exhibit D.

Foreign Pledge Agreement. Within sixty (60) days after the Closing Date, You will provide Us with an executed pledge agreement (subject to the provisions of the Working Capital Intercreditor Agreement) executed by You and Us pursuant to which you will pledge 65% of the capital stock or ownership interests of each of Your first-tier Foreign Subsidiaries to Us.

PayPal Payment Direction Letter. Within sixty (60) days after the Closing Date, You will provide Us with an executed payment direction letter executed by You, Us and the Working Capital Lender and accepted and agreed to by PayPal, Inc.

19.	[RESERVED]

This Section intentionally removed.

20.	OTHER LEGAL PROVISIONS YOU WILL ABIDE BY

Continuation of Security Interest. This Agreement is a continuing agreement and the grant of the security interest and Lien hereunder or under any other Loan Document shall remain in full force and effect and all of Our rights, powers and remedies shall continue to exist until all of the principal, interest, fees, costs and other amounts owed by You to Us are fully and finally paid in cash and We have no further obligation to make Advances. You may terminate Your right to request Advances under this Agreement by delivery of a written notice not to request further Advances which shall be effective upon receipt. We shall file a termination statement and provide proof of filing to You promptly after the full and final payment in cash of all of the principal, interest, fees, costs and other amounts owed by You to Us hereunder, releasing to You, without recourse except for Our acts, the Collateral and all rights conveyed hereby and returning possession of the Collateral to You. Our rights, powers and remedies shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein or in any other Loan Document shall not be construed as a waiver of or election of remedies with respect to any of Our other rights, powers and remedies.

Entire Agreement. This Agreement and associated Promissory Notes supersede all other oral or written agreements or understandings between the Parties concerning the Collateral. ANY AMENDMENT OF THIS AGREEMENT OR A PROMISSORY NOTE MAY ONLY BE ACCOMPLISHED THROUGH A DOCUMENT WITH SIGNATURES FROM EACH OF THE PARTIES.

Headings. Headings used in this Agreement are for reference and convenience of the Parties only and shall have no substantive effect in the interpretation of this Agreement.

No Waiver. No action taken by Us or You will be deemed to constitute a waiver of compliance with any representation, warranty or covenant contained in this Agreement or Promissory Note. The waiver by Us or You of a breach of any provision of this Agreement or a Promissory Note will not operate or be construed as a waiver of any subsequent breach.

Survival of Obligations. The indemnification, obligations, representations and warranties contained in this Agreement, any Promissory Note or in any document delivered in connection with those agreements are for the benefit of the Parties and survive the execution, delivery, expiration or termination of this Agreement.

Tax Indemnification. Without limiting the generality of Section 13, You agree to pay, and to hold Us harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales, or other similar taxes (excluding taxes imposed on or measured by Our net income or franchise taxes) that You may be obligated to pay or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on You and Your permitted assigns (if any). You shall not assign Your obligations under this Agreement, the Promissory Notes or any of the other Loan Documents without Our express prior written consent, and any such attempted assignment shall be void and of no effect. You acknowledge and understand that We may sell and assign all or part of Our interest hereunder and under the Promissory Note(s) and all other related Loan Documents to any person or entity to be known as assignee. After such assignment the term “We” “Us” and “Our” as used in the Loan Documents will mean and include such assignee, and such assignee will be vested with all Our rights, powers and remedies hereunder and shall have Our duties with respect to the interest that You have granted Us; but with respect to any such interest not so transferred, We shall retain all rights, powers and remedies. No such assignment will relieve You of any of Your obligations. We agree that in the event of any transfer of the Promissory Note(s), We will denote on the Promissory Note a notation as to the portion of the principal and interest of the Promissory Note(s), which shall have been paid at the time of such transfer and the date of the transfer.

Consent To Jurisdiction And Venue. All judicial proceedings arising in or under or related to this Agreement, the Promissory Notes or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each Party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Promissory Notes or the other Loan Documents. Service of process on any Party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in this Section, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either Party to bring proceedings in the courts of any other jurisdiction.

Mutual Waiver Of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the Parties wish applicable state and federal laws to apply (rather than arbitration rules), the Parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING CLAIMS THAT INVOLVE PERSONS OTHER THAN YOU AND US; CLAIMS THAT ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND, ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE EXCLUDED AGREEMENTS.

Professional Fees. You promise to pay or reimburse on demand, any and all reasonable professional fees and expenses incurred by Us whether before or after the execution of this Agreement in connection with or related to: the Loan Documents, the Excluded Agreements, or the Secured Obligations; the administration, collection, or enforcement of the Secured Obligations; amendment or modification of the Loan Documents and the Excluded Agreements; any waiver, consent, release, or termination under the Loan Documents or Excluded Agreements; the protection, preservation, sale, lease, liquidation, inspection, audit or disposition of, or other action related to, the Collateral or the exercise of remedies with respect to the Collateral; or any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to You or the Collateral, and any appeal or review thereof; and any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to You, the Collateral, the Loan Documents, or the Excluded Agreements, including representing Us in any adversary proceeding or contested matter commenced or continued by or on behalf of Your estate, and any appeal or review thereof. Our professional fees and expenses shall include reasonable fees or expenses for Our attorneys, accountants, auditors, auctioneers, liquidators, appraisers, investment advisors, environmental and management consultants, or experts engaged by Us in connection with the foregoing. Your promise to pay all of Our reasonable professional fees and expenses is part of the Secured Obligations under this Agreement.

Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against You for liquidation or reorganization, if You become insolvent or make an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Your assets, or if any payment or transfer of Collateral is recovered from Us. The Loan Documents, the Secured Obligations and Our Lien on the Collateral shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Us, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Us or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Us in cash.

Notices. Any notice, request or other communication to either of the Parties by the other will be given in writing and deemed received upon the earliest of (1) actual receipt, (2) three (3) days after mailing if mailed postage prepaid by regular or airmail to Us or You, at the address set out in the Table of Terms, and (3) one (1) day after it is sent by courier or overnight delivery

Applicable Law. This Agreement and any Promissory Note will have been made, executed and delivered in the State of California and will be governed and construed for all purposes in accordance with the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument.

Signatures. This Agreement and any Promissory Note may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

Confidentiality. All financial information and other non-public information (other than any such information contained in periodic reports filed by You with the SEC) disclosed by You to Us shall be considered confidential for purposes of this Agreement. In handling any confidential information, We will exercise the same degree of care that We exercise for Our own proprietary information, but disclosure of information may be made (i) to Our subsidiaries or Affiliates in connection with their business with You, (ii) to prospective transferees or purchasers of any interest in the Loans (provided, however, We shall use best efforts in obtaining such prospective transferee’s agreement of the terms of this provision and any purchaser shall be agreeing to assume the obligations hereunder and therefore agreeing to abide by the provisions hereof, including, without limitation, the provisions of this Section), (iii) as We deem necessary or appropriate to any bank, financial institution or other similar entity, provided, however, that such bank, financial institution or other similar entity agrees in writing to maintain the confidentiality of such information, (iv) to S&P, Moody’s, Fitch and/or other ratings agency, as We deem necessary or appropriate, provided, however, that such financial institution or ratings agency shall be informed of the confidentiality of such, (v) as required by law, regulation, subpoena, or other order, (vi) to the extent requested by any regulatory authority,

(vii) as required in connection with Our examination or audit and (viii) as We consider appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Our possession when disclosed to Us through no fault of Ours, or becomes part of the public domain after disclosure to Us; or (b) is disclosed to Us by a third party, if We do not know that the third party is prohibited from disclosing the information. Notwithstanding the above, You hereby consent to the use by Us of Your company name and logo for advertising, promotional and marketing purposes only. Such use may reference the type of credit facility but will not indicate the amount of the credit facility without Your prior written approval.

Subject to Working Capital Intercreditor Agreement. We (a) acknowledge that we have received a copy of the Working Capital Intercreditor Agreement, (b) consent to the subordination of Liens provided for in the Working Capital Intercreditor Agreement and (c) agree that We will be bound by the provisions of the Working Capital Intercreditor Agreement and will take no actions contrary to the provisions of the Working Capital Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Lien and security interest granted to Us, pursuant to this Agreement and the other Loan Documents and the exercise of any right or remedy by Us hereunder is subject to the provisions of the Working Capital Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Working Capital Intercreditor Agreement and this Agreement, the provisions of the Working Capital Intercreditor Agreement shall control.

21.	DEFINITIONS

Capitalized terms used in this Agreement shall have the following meanings:

“Account” means any “account,” as such term is defined in the UCC, which You now own or acquire in or which You now hold or acquire any interest and in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) that You now own, receive or acquire or belongs or is owed or becomes belonging or owing to You (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services that You render or from any other transaction, whether or not the same involves the sale of goods or services by You (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Your rights in, to and under all purchase orders or receipts now owned or acquired by You for goods or services, and all of Your rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to You under all purchase orders and contracts for the sale of goods or the performance of services or both by You or in connection with any other transaction (whether or not yet earned by performance on the part of You), now in existence or occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Administrative Fee” has the meaning set forth in the Table of Terms and Section 9.

“Advance” has the meaning given to it in Section 1.

“Advance Date” means the day on which We make an Advance to You.

“Advance Request” means any request for an Advance to be executed and delivered from time to time by You to Us in the form attached to this Agreement as Exhibit B.

“Affiliate” means, with respect to any Person, any Person that controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners, and members.

“Agreement” has the meaning given to it in the Preamble.

“Availability Extension Fee” has the meaning set forth in the Table of Terms and Section 1.

“Availability Period” has the meaning set forth in the Table of Terms.

“Availability Period Extension Milestone” means You shall have achieved revenues recognized in accordance with GAAP for any trailing twelve (12) month period ending as of the last day of the most recently ended month prior to the end of the applicable Availability Period in an amount not less than 80% of the revenue projections for such twelve (12) month period that have been approved by Your board of directors, reviewed and approved by Us, and attached as Exhibit E for fiscal year 2013 or an updated revenue plan for fiscal years 2014 and 2015 so long as such updated revenue plan has a minimum expected revenue equal to or greater than the revenue projections set forth in Exhibit E.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other government action to close.

“Cash” means all cash, money, currency, and liquid funds, wherever held, which You own now, hold or acquire any right, title, or interest in.

“Certificate of Perfection” has the meaning given to it in Section 18.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest.

“Closing Date” means August 23, 2013.

“Collateral” has the meaning given to it in Section 8.

“Commitment Amount” has the meaning set forth in the Table of Terms.

“Commitment Increase Request Notice” has the meaning given to it in Section 3.

“Copyright License” means any written agreement granting to You any right to use any Copyright or Copyright registration in which agreement You now hold or hereafter acquire any interest.

“Copyrights” means all of the following now owned or acquired by You or in which You now hold or acquire any interest: (i) all copyrights and copyright rights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country, or pursuant to any convention or treaty; (ii) all registrations of, applications for registration. and recordings of any copyright rights in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions of any copyrights and any registrations thereof; and (iv) any copyright registrations to be issued under any pending applications.

“Default” means any event that, with the passage of time or notice or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning given to it in Section 7.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest.

“Disclosure Letter” means the disclosure letter dated as of the date hereof.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“End of Term Payment” has the meaning set forth in the Table of Terms.

“Equipment” means any “equipment,” as such term is defined in the UCC, and any and all additions, upgrades, substitutions and replacements thereto or thereof, together with all attachments, components, parts, accessions and accessories installed thereon or affixed thereto, now owned or hereafter acquired by You.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” has the meaning given to it in Section 14.

“Excluded Agreements” means (i) the Warrant Agreement; and (ii) any stock purchase agreement, options, or other warrants to acquire, or agreements governing the rights of, any capital stock or other equity security, or any common stock, preferred stock, or equity security issued to or purchased by Us or its nominee or assignee.

“Facility Fee” has the meaning set forth in the Table of Terms.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, together with any of Your right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes, and replacements thereof, and all additions and appurtenances thereto any, now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, and, in any event, includes proprietary or confidential information (other than Intellectual Property); business records and materials (other than Intellectual Property); customer lists; interests in partnerships, joint ventures, corporations, limited liability companies and other business associations; permits; claims in or under insurance policies (including unearned premiums and retrospective premium adjustments); and rights to receive tax refunds and other payments and rights of indemnification, now owned or acquired by You or in which You may now or hereafter have any interest.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“Guarantor” means any Person who from time to time may guaranty or provide collateral or other credit support for all or any portion of the Secured Obligations.

“Indebtedness” means, of any Person, at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that (A) such obligations remain performable solely at the option of such Person or (B) any such exchange or conversion is made solely for such capital stock; (vii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (viii) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (ix) all obligations of others of any type described in clause (i) through clause (viii) above guaranteed by such Person.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“Intellectual Property” means all Copyrights; Trademarks; Patents; Licenses; source codes; trade secrets; inventions (whether or not patented or patentable); technical information, processes, designs, knowledge and know-how; data bases; models; drawings; websites, domain names, and URL’s, and all applications therefor and reissues, extensions, or renewals thereof; together with the rights to sue for past, present, or future infringement of Intellectual Property and the goodwill associated with the foregoing.

“Inventory” means any “inventory,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest, and, in any event, shall include, without limitation, all Goods and personal property that are held by or on Your behalf for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Your business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in Your constructive, actual or exclusive possession or is held by others for Your account, including, without limitation, all property covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interest or other securities) of any Person, or any loan, advance or capital contribution to any Person.

“Investment Property” means any “investment property,” as such term is defined in the UCC, and includes any certificated security, uncertificated security, money market funds, bonds, mutual funds, and U.S. Treasury bills and notes now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or acquired by You or in which You now hold or acquire any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan Documents” means this Agreement, the Promissory Notes, all UCC Financing Statements, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, including those documents described on the Schedule of Documents attached hereto as Schedule 2, as the same may from time to time be amended, modified, supplemented or restated; provided, that the Loan Documents shall not include any of the Excluded Agreements.

“Loan Term” has the meaning set forth in the Table of Terms.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, properties, prospects, assets or condition (financial or otherwise) of You or Your Subsidiaries, individually or as a whole, (ii) Your ability to perform the Secured Obligations in accordance with the terms of the Loan Documents or Our ability to enforce any of Our rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (iii) the Collateral or Our Liens on the Collateral or the priority of such Liens.

“Maturity Date Extension Fee” has the meaning set forth in the Table of Terms.

“Merger Event” means (i) any reorganization, consolidation or merger (or similar transaction or series of transactions) by You, or any of Your subsidiaries, with or into any other Person; (ii) other than in connection with Your Qualified Public Offering, any transaction, including the sale or exchange of outstanding shares of Your capital stock, or the capital stock of any of Your Subsidiaries, in which the holders of such outstanding capital stock immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain capital stock representing at least 50.0% of the voting power of the surviving corporation of such transaction or series of related transactions (or the parent corporation of such surviving corporation if such surviving corporation is wholly owned by such parent corporation), in each case without regard to whether You or any of Your subsidiaries are the surviving corporation, or (iii) the sale, license or other disposition of all or substantially all of Your assets, or the assets of any of Your subsidiaries.

“Parts” has the meaning given to it in Section 3.

“Patent License” means any written agreement granting to You any right with respect to any invention or Patent in which You now hold or acquire any interest.

“Patents” means all of the following now owned or acquired by You or in which You now hold or acquire any interest: (a) all patents, or rights corresponding thereto, issued or registered in the United States or any other county, (b) all applications for patents, or rights corresponding thereto in, the United States or any other country; (c) all reissues, reexaminations, continuations, divisions, continuations-in-part, or extensions of the foregoing patents and/or applications; (c) all patents to be issued under any of the foregoing applications; and (d) all foreign counterparts of the foregoing patents and/or applications.

“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise) or series of related acquisitions by You or Your Subsidiaries of all or substantially all of the capital stock, ownership interest or property of another Person in which (a) prior to the date on which Your Qualified Public Offering has been consummated, (i) total cash consideration for such acquisition does not exceed One Million Dollars ($1,000,000) and (ii) total cash consideration for all acquisitions during such calendar year does not exceed Five Million Dollars ($5,000,000), and (b) on or after the date on which Your Qualified Public Offering has been consummated, total cash consideration for all acquisitions during such calendar year does not exceed Twenty-Five Million Dollars ($25,000,000).

“Permitted Indebtedness” means (a) Indebtedness of You in favor of Us; (b) Indebtedness existing at the Closing Date and disclosed on the Disclosure Letter; (c) Indebtedness to trade creditors, including without limitation, for the acquisition of services, supplies or inventory in the ordinary course of business; (d) Indebtedness under the Working Capital Loan Facility so long as the aggregate outstanding amount thereof does not at any time exceed (i) the principal amount of Ten Million Dollars ($10,000,000) prior to August 23, 2014, or (ii) Twenty Million Dollars ($20,000,000) at any time thereafter and, in each case, subject to a subordination agreement acceptable to Us in Our sole discretion; (e) Subordinated Indebtedness, (f) intercompany Indebtedness otherwise permitted under clause (i) of the definition of Permitted Investments; (g) Indebtedness not to exceed $250,000 secured by a Lien described in clauses (x) and (xi) of the definition of Permitted Liens; (h) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (i) Indebtedness with respect to surety bonds and similar obligations incurred in the ordinary course of business; (j) Indebtedness consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements entered into in the ordinary course of business and solely to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices and not for any speculative purposes; (k) other unsecured Indebtedness in an aggregate amount not to exceed $250,000 at any time; (l) Indebtedness consisting of intercompany journal entries made in connection with cost sharing or transfer pricing restrictions, provided that all such transactions are cashless; (m) Indebtedness to Silicon Valley Bank for product and/or credit services facilities, overadvances, foreign exchange services, cash management services (including without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), letters of credit, guidance facilities, overdraft arrangements and interest rate swap arrangements not to exceed Three Million Dollars ($3,000,000) in the aggregate at any time; and (n) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness (a) though (m) above, provided that the principal amount thereof is not increased other than any reasonable premium.

“Permitted Investment” means (a) Investments that are in existence on the Closing Date and disclosed on the Disclosure Letter; (b) Investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having at least One Hundred Million Dollars ($100,000,000) in capital and a rating of at least “investment grade” or “A” by Moody’s or any successor rating agency; (c) Investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof; (d) so long as no Event of Default has occurred and is continuing, temporary advances to employees to cover incidental expenses to be incurred in the ordinary course of business, in an aggregate outstanding amount not to exceed $100,000 at any time; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (f) Investments permitted by Your investment policy, as amended from time to time; provided, that (i) prior to Your Qualified Public Offering, such investment policy (and any amendment thereto) has been approved by Us (such approval not to be unreasonably withheld) and (ii) after Your Qualified Public Offering, so long any such Investment is not expressly prohibited by the terms of this Agreement; (g) Investments consisting of Deposit Accounts and investment accounts; (h) Investments accepted in connection with Transfers that are otherwise permitted pursuant to Section 12; (i) (A) Investments of Your Subsidiaries in or to other Subsidiaries of Yours or You, (B) Investments by You in or to any Guarantor and (C) Investments by You in Your Subsidiaries (that are not Guarantors) not to exceed $250,000 in the aggregate in any fiscal year; (j) if no Default or Event of Default has occurred and is continuing at the time of such loan, Investments consisting of loans to employees, officers or directors relating to the purchase of equity securities of Yours or Your Subsidiaries pursuant to employee stock purchase plans or agreement approved by Your board of directors; (k) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this clause (k) shall not apply to Investments of You in any of Your Subsidiaries; (l) Investments consisting of swap agreements or arrangements for interest rates, currency exchange rates or commodity prices; (m) Investments in connection with clause (e) under Section 12 Paragraph “Dispositions, Liens and Encumbrances”; (n) Investments consisting of intercompany receivables, corresponding to amounts in clause (l) of the definition of Permitted Indebtedness, consisting of intercompany journal entries made in connection with cost sharing or transfer pricing restrictions, provided that all such transactions are cashless; and (o) other Investments in an aggregate amount not to exceed $250,000 in any fiscal year.

“Permitted Liens” means any and all of the following: (a) Liens in Our favor; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided that such Liens do not have priority over any of Our Liens and You maintain adequate reserves in accordance with GAAP; (c) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Your business so long as such Liens (i) attach only to Inventory, (ii) are imposed without action of such parties and (iii) (A) are not delinquent or remain payable without penalty or (B) are overdue and are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, provided that (x) reserves or other appropriate provisions, if any, as shall be required by GAAP, have been made for any such contested amounts and (y) any such Liens do not have priority over any of Our Liens; (d) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (e) the following deposits, to the extent made in the ordinary course of Your business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (f) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (g) Liens in favor of the Working Capital Lender arising under the Working Capital Loan Facility subject to a subordination agreement acceptable to Us in Our sole discretion; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; (i) Liens in favor of financial institutions arising in connection with deposit or securities accounts held at such financial institutions, provided that such Liens only secure fees and service charges and customary chargebacks or reversals of credits associated with such accounts; (j) Liens existing on the Closing Date and disclosed on the Disclosure Letter; (k) purchase money Liens (A) on Equipment acquired or held by You incurred for financing the acquisition of the Equipment securing no more than $250,000 in the aggregate amount outstanding or (B) existing on Equipment when acquired, if the Lien is confined to the property and improvements and proceeds of such Equipment; (l) leases or subleases of real property granted in the ordinary course of Your business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Your business (or if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, non-exclusive licenses or sublicenses do not prohibit granting Us a Lien thereon; (m) non-exclusive licenses or non-perpetual exclusive licenses of Your Intellectual Property with respect to geographic area, fields of use and customized products for specific customers that would not result in a transfer of title of the licensed property under applicable law, all given in the ordinary course of Your business; (n) Liens in favor of financial institutions arising in connection with Your Deposit Accounts or securities accounts held at such institutions, provided that such security interest only secures customary fees and expenses and not borrowed money; and (o) Liens in favor of custom and revenue authorities arising as a matter of law to secure the payment of custom duties in connection with the importation of goods; (p) Liens securing Indebtedness permitted under clause (m) of the definition of “Permitted Indebtedness”; and (q) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (a), (f), (g) and (k) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase other than any reasonable premium.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Prepayment Fee” has the meaning given to it in Section 9.

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, Cash or other proceeds payable to You from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to You from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to You from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) the proceeds, damages, or recovery based on any claim of Yours against third parties (i) for past, present or future infringement of any Copyright, Copyright License, Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Promissory Note” has the meaning given to it in Section 2.

“PT” means Pacific Time.

“Qualified Public Offering” means a public offering or a series of public offerings in which You obtain aggregate net offering proceeds, after deduction of all fees, commissions and other costs and expenses in connection therewith, of not less than $75,000,000.

“Receivables” means (a) all of Your Accounts, Instruments, Documents, Cash, Chattel Paper, Supporting Obligations, letters of credit, proceeds of a letter of credit, and Letter of Credit Rights, and (b) all customer lists, software, and related business records.

“SEC” means the Securities and Exchange Commission and any successor thereto.

“Second Extension” has the meaning set forth in Section 1.

“Secured Obligations” means Your obligation to repay to Us all Advances (whether or not evidenced by any Promissory Note), together with all principal, interest, fees, costs, professional fees and expenses, and other liabilities or obligations for monetary amounts owed by You to Us, including the indemnity and insurance obligations in Sections 10, 13 and 20 hereof and including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against You, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties of any kind or nature, present or future, arising under this Agreement, the Promissory Notes, or any of the other Loan Documents, as the same may from time to time be amended, modified, supplemented or restated, whether or not such obligations are partially or fully secured by the value of Collateral; provided, that the Secured Obligations shall not include any of Your Indebtedness or obligations arising under or in connection with the Excluded Agreements.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations on terms and conditions acceptable to Us in Our sole discretion, including without limiting the generality of the foregoing, subordination of such Indebtedness in right of payment to the prior payment and satisfaction in full of the Secured Obligations, the subordination of the priority of any Lien at any time securing such Indebtedness to Our Liens in Your assets and properties, and the subordination of the rights of the holder of such Indebtedness to enforce its junior Lien following an Event of Default hereunder pursuant to a written subordination agreement approved by Us in Our sole discretion.

“Subsidiary” means, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or hereafter acquire any interest.

“Table of Terms” means the table of terms on Pages 1 and 2 of this Agreement.

“Trademark License” means any written agreement granting to You any right to use any Trademark or Trademark registration now owned or hereafter acquired by You or in which You now hold or hereafter acquire any interest.

“Trademarks” means all of the following property now owned or hereafter acquired by You or in which You now hold or hereafter acquire any interest: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein or in the other Loan Documents terms that are defined in the UCC and used herein or in the other Loan Documents shall have the meanings given to them in the UCC.

“Upon Request and Additional Approval” has the meaning given to it in Section 3.

“Warrant Agreement” means the Warrant Agreement dated the date hereof between the Parties issued in connection with this Agreement and any other warrant agreement between the Parties issued in connection with this Agreement.

“Working Capital Intercreditor Agreement” means the subordination agreement of even date herewith entered into between Us and Silicon Valley Bank and acknowledged by You, or another subordination or intercreditor agreement, as applicable, entered into between Us and another Working Capital Lender that is on terms not less favorable in any material respect to Us.

“Working Capital Lender” means Silicon Valley Bank or another commercial bank regularly engaged in the business of lending money (excluding venture capital lenders, non-bank venture capital lenders, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities) party to a Working Capital Intercreditor Agreement

“Working Capital Loan Agreement” collectively means (a) that certain Loan and Security Agreement dated as of June 21, 2012, by and between You and Silicon Valley Bank, as amended supplemented or otherwise modified from time to time in accordance with the Working Capital Intercreditor Agreement, (b) that certain Loan and Security Agreement (EXIM Loan Facility) dated as of June 21, 2012, by and between You and Silicon Valley Bank, as amended supplemented or otherwise modified from time to time or (c) any other credit or loan agreement entered into pursuant to another Working Capital Loan Facility.

“Working Capital Loan Documents” means the Working Capital Loan Agreement and all other “Loan Documents” (words of similar import) under and as defined therein, and (ii) all documents entered into pursuant to another Working Capital Loan Facility.

“Working Capital Loan Facility” means an accounts receivable borrowing base formula line of credit for which the advance rate on accounts receivable shall not exceed 80% and pursuant to either (a) that certain Loan and Security Agreement by and between You and Silicon Valley Bank or (b) in the event the Loan and Security Agreement by and between You and Silicon Valley Bank is terminated and replaced by a loan and security agreement by and between You and another Working Capital Lender that is subject to a Working Capital Intercreditor Agreement and is on terms not less favorable in any material respect to Us.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including all Exhibits, Annexes and Schedules, and not to any particular Section, subsection or other subdivision.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation,” the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by this Agreement and the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied.

(Signatures to Follow)

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the day and year first above written.

BORROWER:	You:	AEROHIVE NETWORKS, INC.

	Signature:	/s/ David Flynn

	Print Name:	David Flynn

	Title:	Chief Executive Officer

Accepted in Menlo Park, California:

LENDER:	Us:	TRIPLEPOINT CAPITAL LLC

	Signature:	/s/ Sajal Srivastava

	Print Name:	Sajal Srivastava

	Title:	Chief Operating Officer

[SIGNATURE PAGE TO PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT]

Table of Exhibits and Schedules

Exhibit A	Form of Promissory Note

Exhibit B	Form of Advance Request

Exhibit C	Form of Certificate of Perfection

Exhibit D	Certificate of Compliance

Exhibit E	Projections

Exhibit F	Insurance Coverage

Schedule 1	Schedule of Documents

EXHIBIT A

FORM OF PLAIN ENGLISH PROMISSORY NOTE

This is a Plain English Promissory Note dated ____________, 20__ by and between TRIPLEPOINT CAPITAL LLC, as lender, and AEROHIVE NETWORKS, INC., as borrower. The words “We”, “Us”, and “Our”, refer to TRIPLEPOINT CAPITAL LLC. The words “You” and “Your” refer to AEROHIVE NETWORKS, INC., and not any individual. The words “Parties” refers to both, TRIPLEPOINT CAPITAL LLC AND AEROHIVE NETWORKS, INC.

This Plain English Promissory Note is the Promissory Note referred to in, and is executed and delivered in connection with, the Plain English Growth Capital Loan and Security Agreement dated as of _________, 20__, by and between the Parties, as the same may from time to time be amended, modified or supplemented in accordance with its terms (the “Loan Agreement”), and is entitled to the benefit and security of that Loan Agreement and the other documents executed in connection with all principal, interest, fees or other liabilities owed by You to Us. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

PROMISSORY NOTE INFORMATION

Facility Name Growth Capital Loan Facility	Facility Number 0532-GC-0_	Promissory Note Number 0532-GC-0_-0_	Principal Amount $________

Payment Amount $_______	Loan Term __ months	Interest Rate [Prime + ___%]	End of Term Payment $[___%]

Interim Payment $_______	Funding Date ________, 20__	First Payment Date ___________, 20__	Maturity Date _________, 20__

CONTACT INFORMATION

Name TriplePoint Capital LLC	Address For Notices 2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Contact Person Sajal Srivastava, COO

Customer Name Aerohive Networks, Inc.	Central Billing Address 330 Gibraltar Drive Sunnyvale, CA 94089	Contact Person Gordon Brooks, CFO

FOR VALUE RECEIVED, You hereby promise to pay to the order of TRIPLEPOINT CAPITAL LLC or the holder of this Plain English Promissory Note (this “Promissory Note”) at 2755 Sand Hill Road, Ste. 150, Menlo Park, CA, 94025 or such other place of payment as the holder of this Plain English Promissory Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of __________________________/100 Dollars ($_________________) together with interest at ___ percent (___%)

per annum from the date of this Promissory Note to maturity of each installment on the principal remaining unpaid, such principal and interest to be paid as stated on Page 1 of this Promissory Note and the attached amortization schedule. In addition, on Your Maturity Date for this Promissory Note, You will pay Us an amount equal to ______ percent (____%) of the principal amount of this Promissory Note that represents Your End of Term Payment for this Promissory Note. Interest shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable. Any payments made under this Promissory Note shall not be available for re-borrowing.

The aggregate outstanding principal balance of this Promissory Note shall be due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full.

You waive presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

This Promissory Note has been negotiated and delivered to Us and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

YOU:	AEROHIVE NETWORKS, INC.

Signature:

Print Name:

Title:

EXHIBIT B

FORM OF ADVANCE REQUEST

To:	TRIPLEPOINT CAPITAL LLC 2755 Sand Hill Road Ste 150 Menlo Park, CA 94025 Attention: Customer Administrations Fax (650) 854-1850	Date: _______________

AEROHIVE NETWORKS, INC., (“We” or “Us”), hereby request from TRIPLEPOINT CAPITAL LLC (“You”) an Advance in the amount of ($__________________) on ______________, _____ (at least ten (10) Business Days from today) pursuant to the Plain English Growth Capital Loan and Security Agreement between the Parties (the “Loan Agreement”).

We instruct You to please:

(a)	Issue a check payable to Us	________

or

(b)	Transfer Funds to our account	________

Bank: Address: ABA Number: Account Number: Account Name:

We represent, warrant and certify as of the date hereof that:

•	[No event or circumstance has occurred or exists which individually or together with any other event or circumstance, has had or could reasonably be expected to have a Material Adverse Effect;][1]

•	The representations and warranties set forth in the Loan Agreement are and shall be true, complete and correct in all material respects on and as of the date the requested Advance is funded with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, those representations and warranties remain true, complete and correct in all material respects as of such date), provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

•	We are in compliance with all covenants set forth in Section 12 of the Loan Agreement.

•	We are in compliance in all material respects with all the terms and provisions set forth in any document related to this Advance (including, without limitation, Sections 4 and 5 of the Loan Agreement);

•	As of the date hereof and the date of the funding of the requested Advance, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both, would) constitute an Event of Default under the Loan Agreement; and

•	The Certificate of Perfection executed on _____________, 20__, is true and correct as of the date of this Advance Request. [Attach an updated Certificate of Perfection as needed and insert the date that the Certificate of Perfection was executed on].

[1]	To be included for Advances made after ten (10) months after the Closing Date.

Executed this ______ day of _________________, _________ by:

YOU:	AEROHIVE NETWORKS, INC.

Signature:

Print Name:

Title:

EXHIBIT C

FORM OF CERTIFICATE OF PERFECTION

This Certificate of Perfection shall reference that certain Plain English Growth Capital Loan and Security Agreement dated as of August __, 2013 by and between TRIPLEPOINT CAPITAL LLC and AEROHIVE NETWORKS, INC. (the “Loan Agreement”). All terms not defined in this Certificate of Perfection shall have the same meanings as in the Loan Agreement. Pursuant to the terms of the Loan Agreement, AEROHIVE NETWORKS, INC. hereby certifies, represents and warrants the following as of the date set forth below the signature to this Certificate of Perfection:

1.	Our current name and organizational status is as follows:

Name:

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

2.	Five (5) years prior to the date of this Certificate of Perfection, We did not do business under any other name or organization or form except the following:

Name:

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

Dates of Existence:

3.	Our fiscal year ends on _______________.

4.	Our current locations and the locations of all the Collateral are:

Chief Executive Office:

Principal Place of Business:

Locations of Collateral:

5.	The following is a list of any and all of Our joint ventures and subsidiaries:

Name:

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

Your Ownership Interest:

6.	We currently maintain Deposit Accounts, other accounts holding Investment Property owned by Us, and electronic accounts (such as PayPal or similar accounts) as follows:

Bank Name/Address	Account Holder Name	Account (Type & Number)

7.	We currently have the following commercial tort claims asserted by Us and currently pending: ____________________.

8.	Attached is a current listing of all of Our Patents, Patent Licenses material to Our Business, registered Trademarks, Trademark Licenses material to Our Business, registered Copyrights, Copyright Licenses material to Our Business, and applications for each of the foregoing.

AEROHIVE NETWORKS, INC.

Signature:

Print Name:

Title:

Date:

EXHIBIT D

CERTIFICATE OF COMPLIANCE

This Certificate of Compliance shall reference that certain Plain English Growth Capital Loan and Security Agreement dated as of August __, 2013 by and between TRIPLEPOINT CAPITAL LLC and AEROHIVE NETWORKS, INC. (the “Loan Agreement”). All terms not defined in this Certificate of Compliance shall have the same meanings as in the Loan Agreement. Pursuant to the terms of the Loan Agreement, AEROHIVE NETWORKS, INC. hereby certifies, the following as of the date set forth below the signature to this Certificate of Compliance:

•	We are in compliance as of the date of this Certificate of Compliance with all required covenants unless otherwise noted and attached to this Certificate of Compliance.

•	Except as noted in the attached disclosure schedule, if any, as of the date of this Certificate of Compliance all representations and warranties in the Loan Agreement are true and correct in all material respects except to the extent such representations and warranties expressly relate to an earlier date (in which case, those representations and warranties remain true as of such date).

Disclosure schedule with respect to the representations and warranties in the Loan Agreement:

____       None

____       See attached

•	Except as noted in an attached updated Certificate of Perfection, the Certificate of Perfection executed on _____________, 20__, is true and correct as of the date of this Certificate of Compliance.

Updated Certificate of Perfection:

____       None

____       See attached

AEROHIVE NETWORKS, INC.

Signature:

Print Name:

Title:

Date:

EXHIBIT E

PROJECTIONS

EXHIBIT F

INSURANCE COVERAGE

ACORD CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 1/24/2013

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER	CONTACT
Woodruff-Sawyer & Co. 50 California Street, Floor 12 San Francisco CA 94111	CONTACT NAME: Stacy Solomon PHONE (A/C, No, Ext): 415-391-2141 FAX (A/C, No): 415-989-9923 E-MAIL ADDRESS: ssolomon@wsandco.com

INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A: Atlantic Specialty Insurance Compan	27154
INSURER B: Hartford Fire Insurance Company	19682
INSURER C: National Union Fire Ins Co Pittsbur	19445
INSURER D:	
INSURER E:	
INSURER F:	

INSURED AERONET-01
Aerohive Networks, Inc.
330 Gibraltar Drive
Sunnyvale CA 94089

COVERAGES

CERTIFICATE NUMBER: 1925261951 REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	GENERAL LIABILITY X COMMERCIAL GENERAL LIABILITY CLAIMS-MADE X OCCUR X Worldwide GEN'L AGGREGATE LIMIT APPLIES PER: X POLICY PRO-JECT LOC			7110137080000	1/1/2013	1/1/2014	EACH OCCURRENCE DAMAGE TO RENTED PREMISES (Ea occurrence) MED EXP (Any one person) PERSONAL & ADV INJURY GENERAL AGGREGATE PRODUCTS - COMP/OP AGG	$1,000,000 $1,000,000 $10,000 $1,000,000 $2,000,000 $2,000,000 $
A	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS X HIRED AUTOS X NON-OWNED AUTOS			7110137080000	1/1/2013	1/1/2014	COMBINED SINGLE LIMIT (Ea accident) BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE (Per accident)	$1,000,000 $ $ $ $
A	X UMBRELLA LIAB X OCCUR EXCESS LIAB CLAIMS-MADE DED X RETENTION $0			7110137080000	1/1/2013	1/1/2014	EACH OCCURRENCE AGGREGATE	$15,000,000 $15,000,000 $
A	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N/A		4060401990000	1/1/2013	1/1/2014	X WC STATU-TORY LIMITS OTH-ER E.L. EACH ACCIDENT E.L. DISEASE - EA EMPLOYEE E.L. DISEASE - POLICY LIMIT	 $1,000,000 $1,000,000 $1,000,000
B C	Crime D&O/EPL/Fiduciary			57BDDEX7714 013896950	1/1/2011 11/1/2012	1/1/2014 11/1/2013	ERISA Bond Limit: D&O Limit: EPL/Fiduciary Limit	$100,000 $5,000,000 $1M / $2M

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

Issued for Evidence of Insurance Purposes Only

CERTIFICATE HOLDER	CANCELLATION
Aerohive Networks, Inc. 330 Gibraltar Drive Sunnyvale CA 94089	**SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.** AUTHORIZED REPRESENTATIVE Stacy Solomon

© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)

The ACORD name and logo are registered marks of ACORD

ACORD

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY): 1/24/2013

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

AGENCY: Woodruff-Sawyer & Co. 50 California Street, Floor 12 San Francisco CA 94111 PHONE (A/C, No, Ext): 415-391-2141	COMPANY: Atlantic Specialty Insurance Company
FAX (A/C, No): 415-989-9923	E-MAIL ADDRESS: ssolomon@wsandco.com
CODE:	SUB CODE:
AGENCY CUSTOMER ID #: AERONET-01	
INSURED: Aerohive Networks, Inc. 330 Gibraltar Drive Sunnyvale CA 94089	LOAN NUMBER: — POLICY NUMBER: 7110137080000 EFFECTIVE DATE: 1/1/2013 — EXPIRATION DATE: 1/1/2014 — CONTINUED UNTIL TERMINATED IF CHECKED: ☐ THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE
Blanket Business Personal Property	$2,213,085	$1,000
Business Income & Extra Expense	$10,000,000	24 Hours
- Special Form		
- Replacement Cost		

REMARKS (Including Special Conditions)

Issued for Evidence of Insurance Purposes Only

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

NAME AND ADDRESS

Aerohive Networks, Inc.
330 Gibraltar Drive
Sunnyvale CA 94089

☐ MORTGAGEE ☐ ADDITIONAL INSURED
☐ LOSS PAYEE

LOAN #

AUTHORIZED REPRESENTATIVE

[signature]

ACORD 27 (2009/12)
© 1993-2009 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

EVIDENCE OF PROPERTY INSURANCE

ACORD

DATE (MM/DD/YYYY) 1/24/2013

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

AGENCY — PHONE (A/C, No, Ext): 415-391-2141

Woodruff-Sawyer & Co.
50 California Street, Floor 12
San Francisco CA 94111

FAX (A/C, No): 415-989-9923 — E-MAIL ADDRESS: ssolomon@wsandco.com

CODE: — SUB CODE:

AGENCY CUSTOMER ID #: AERONET-01

INSURED

Aerohive Networks, Inc.
330 Gibraltar Drive
Sunnyvale CA 94089

COMPANY

Lloyds of London - Falvey

LOAN NUMBER	POLICY NUMBER
	MC3409

EFFECTIVE DATE	EXPIRATION DATE	CONTINUED UNTIL TERMINATED IF CHECKED
1/1/2013	1/1/2014	☐

THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE
Any One Conveyance	$1,500,000	$5,000
Property at CEVA Logistics, Hayward, CA	$4,000,000	$5,000

REMARKS (Including Special Conditions)

Issued for Evidence of Insurance.

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

NAME AND ADDRESS

Aerohive Networks, Inc.
330 Gibraltar Drive
Sunnyvale CA 94089

☐ MORTGAGEE ☐ ADDITIONAL INSURED
☐ LOSS PAYEE

LOAN #

AUTHORIZED REPRESENTATIVE

Stacy Solomon

ACORD 27 (2009/12)

© 1993-2009 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD